OPTION TO RENEW DATED AS OF NOVEMBER 6, 2013

TO LEASE AGREEMENT DATED AS OF JULY 23, 2007

Exhibit 10.15

THIS OPTION TO RENEW dated as of November 6, 2013, to COMMERCIAL LEASE dated as of July 23, 2007 and LEASE AMENDMENT dated as of October 1, 2007, by and between MULVANEY PROPERTIES, LLC, a Connecticut limited liability company with offices at 4 Christopher Columbus Avenue, Danbury, CT  06810 (“Landlord”), and BIODEL, INC., a Delaware corporation, with offices at 100 Saw Mill Road, Danbury, Connecticut  06810 (“Tenant”);

WITNESSETH:

WHEREAS, Landlord and Tenant executed a Lease Agreement dated as of July 23, 2007, pursuant to the terms of which Tenant leased approximately 19,525 square feet for its offices, or other such use as is permitted in the zoning regulations relevant to the demised premises.

WHEREAS, Landlord and Tenant executed a Lease Amendment dated as of October 1, 2007, pursuant to the terms of which Landlord and Tenant amended the Lease so that the term and the renewal option was changed to seven (7) years instead of five (5) years.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Landlord and Tenant hereby exercise this Option to Renew as follows:

1.

PREMISES

The premises is situated in the City of Danbury, County of Fairfield, State of Connecticut, described as 100 Saw Mill Road.

2.

TERM

As requested by the Tenant, this Option to Renew will revert to the original term of Five (5) years, instead of the Seven (7) years per the Lease Amendment and will commence on August 1, 2014 and terminating on July 31, 2019.

3.

BASE RENT

Effective as of August 1, 2014, the schedule of Base Rent shall be as outlined below:

Period	Annual Base Rent	Monthly Base Rent

August 1, 2014 -	$388,288.80 plus annual	$32,357.40 plus annual
July 31, 2019	CPI for May	CPI for May

4.

ESCALATION

Escalations shall be on an annual basis.  For the years August 1, 2015 through July 31, 2019, the escalation shall be the Base Rent of Option Year 2, (including CPI increase for May) plus annual CPI Increases for May.  The CPI shall be set at a maximum of 6%.

5.

ENTIRE AGREEMENT

Except as modified herein, all terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Option to Renew to be executed by their duly authorized representatives as of the date first written above.

LANDLORD:

MULVANEY PROPERTIES, LLC

By:	/s/ George Mulvaney	Witness:	/s/ Paul Salce
	George Mulvaney		Paul Salce
Member

TENANT:

BIODEL, INC.

By:	/s/ Erik Steiner	Witness:	/s/ Janette Blackstock
	Erik Steiner		Janette Blackstock
Vice President, Operations